UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2012
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Naturally Advanced Technologies Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Effective October 31, 2012, Naturally Advanced Technologies Inc. (the "Company") effected a name change to Crailar Technologies Inc.

This name change was effective under the Business Corporations Act (British Columbia) as of October 31, 2012, pursuant to a Notice of Alteration that was filed with the British Columbia Registrar of Companies on October 22, 2012.

Concurrent with the change of name, the Company adopted new articles in the form approved by the Company's shareholders at the Company's annual general and special meeting which was held on August 8, 2012 (the "New Articles"). Among other things, the New Articles facilitate the use of uncertificated shares and electronic record keeping systems currently in use worldwide. In addition, under the New Articles the Company increased the quorum requirement for meetings of shareholders from two shareholders (or one shareholder if there was only one shareholder entitled to vote at a meeting of shareholders) to 1/3 of the outstanding shares of the Company. A copy of the New Articles is filed as Exhibit 3.1 to this Current Report.

Item 8.01     Other Events

The name change became effective with the TSX Venture Exchange on October 31, 2012 under the stock symbol "CL" and with the OTC Bulletin Board at the opening for trading on November 1, 2012 under the stock symbol "CRLRF". The Company's new CUSIP number is 224248104. The Company issued press releases dated October 31, 2012 and November 1, 2012 regarding the effectiveness of the name change with the TSX Venture Exchange and the OTC Bulletin Board respectively, which press releases are attached as Exhibits 99.1 and 99.2 to this Current Report.

Item 9.01     Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
3.1	Articles of Crailar Technologies Inc.
99.1	Press Release dated October 31, 2012
99.2	Press Release dated November 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAILAR TECHNOLOGIES INC.
DATE: November 1, 2012	By: /s/ Guy Prevost Guy Prevost Chief Financial Officer and a director

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